Exhibit 10.27

SECOND AMENDMENT TO AMENDED AND RESTATED GASTAR EXPLORATION LTD. EMPLOYEE
CHANGE OF CONTROL SEVERANCE PLAN

The GASTAR EXPLORATION LTD. EMPLOYEE CHANGE OF CONTROL SEVERANCE PLAN (as previously amended and restated) (the “Plan”) is hereby amended effective as of March 1, 2014 pursuant to the authorization and direction of the Board of Directors of GASTAR EXPLORATION INC., as successor to Gastar Exploration, Ltd.
1.The Plan is hereby renamed the Gastar Exploration Inc. Employee Change of Control Severance Plan.

2.All references in the Plan to the “Company” shall hereinafter be references to Gastar Exploration Inc. which, for the avoidance of doubt, shall be a participating employer in the Plan pursuant to Section 4.4.

3.The reference to “Schedule A” in the definition of “Annual Target Bonus” in the Plan is hereby replaced with “Appendix A”.

4.Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

APPENDIX A

Position of Covered Employee	Severance Period (in years)	Bonus Target
CEO	3.00	89%
CFO	2.50	88%
COO	2.50	88%
VP	2.00	65%
Director	1.50	30%
Manager	1.25	0%
Supervisor	1.00	0%
Staff	0.75	0%

5.Except as expressly modified by this Second Amendment, the terms of the Plan shall remain in full force and effect and are hereby confirmed and ratified.

EXECUTED March 12, 2014, effective for all purposes as of March 1, 2014.

GASTAR EXPLORATION INC.

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	President and Chief Executive Officer